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                                                                   Exhibit 10.32

                               SEVERANCE AGREEMENT
                               -------------------

         THIS AGREEMENT, dated as of December 16, 2001, is made by and between Immunex Corporation, a Washington corporation (the "Company"), and David A. Mann (the "Executive").

         WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel; and

         WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

         WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

         1. Defined Terms. The definitions of capitalized terms used in this
            -------------
Agreement are provided in the last Section hereof.

         2. Term of Agreement. The Term of this Agreement shall commence on the
            -----------------
date hereof and shall continue in effect through December 31, 2004; provided,
                                                                    --------
however, that commencing on January 1, 2002 and each January 1 thereafter, the
-------
Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a
                                         ------- --------  -------
Change in Control shall have occurred during the Term, the Term shall expire on the date which is twenty-four (24) months immediately following the date on which such Change in Control occurred.

         3. Company's Covenants Summarized. In order to induce the Executive to
            ------------------------------
remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1 hereof, no Severance Payments shall be payable under this Agreement unless there shall have been a termination of the Executive's employment with the Company under the circumstances described herein within the two year period immediately following a Change in Control that occurs during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

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         4. The Executive's Covenants. The Executive agrees that, subject to the
            -------------------------
terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

         5. Compensation Other Than Severance Payments.
            -------------------------------------------

         5.1 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the Change in Control, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the Change in Control.

         5.2 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the Change in Control.

         6. Severance Payments.
            ------------------

         6.1 If the Executive's employment is terminated within the two year period immediately following a Change in Control that occurs during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then, subject to Section 6.5, the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 ("Severance Payments") and Section 6.2, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof.

             (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive including amounts payable pursuant to the Immunex Corporation Leadership Continuity Plan (but not in lieu of amounts payable pursuant to the Immunex Corporation Retention Plan, except as expressly provided in such plan), the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the Executive's base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, (ii) the target annual incentive compensation in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of event or circumstance constituting Good Reason, and (iii) the value of the contributions or the allocations made, as applicable, on behalf of the Executive to any DC Pension Plan in respect of the fiscal year ending immediately prior to the fiscal year in which occurs the Date of Termination or, if higher, immediately prior to the fiscal year in which occurs the first event or circumstance constituting Good Reason.

                    (B) For the thirty-six (36) month period immediately
            following the Date of Termination, the Company shall arrange to provide the Executive and his dependents (a) life, death, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost after tax to the Executive than the after tax cost to the Executive immediately prior to such date or occurrence; and (b) other perquisites, including, without limitation, financial counseling and tax planning services by AYCO or a company providing comparable equivalent services, to the same extent as if the Executive had continued to be employed by the Company during such period. Benefits otherwise receivable by the Executive pursuant to this Section 6.1(B)(a) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the thirty-six (36) month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company
                                           --------  -------
            shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, the first occurrence of an event or circumstance constituting Good Reason.

                    (C) The Company shall provide the Executive with
            outplacement services suitable to the Executive's position for a period of one year commencing on the date the Executive first uses such outplacement services.

                6.2 (A) Whether or not the Executive becomes entitled to the Severance Payments, if any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Gross-Up Payment, shall be equal to the Total Payments.

                (B) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax,
(i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 6.2), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  (C) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive), to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

                  6.3 The payments provided in subsection (A) of Section 6.1 hereof and in Section 6.2 hereof shall be made not later than the fifth day following the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of Section 6.2 hereof); provided, however, that if the amounts of such payments cannot be
         --------  -------
finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company or, in the case of payments under Section 6.2 hereof, in accordance with Section 6.2 hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code). Within fifteen (15) days prior to the time that payments are made under this Agreement, Tax Counsel shall provide the Company and the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations.

                  6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive (i) in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement, provided that the Executive prevails in any material dispute, or (ii) in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

                  6.5 Notwithstanding anything contained herein, the Executive shall not be entitled to receive the Severance Payments or any other payment or benefit hereunder unless he or she first executes a written release in the form attached hereto as Exhibit A and such release has become effective.

                  7.    Termination Procedures and Compensation During Dispute.
                        ------------------------------------------------------

                  7.1   Notice of Termination. After a Change in Control and
                        ---------------------
during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the entire membership of the Committee at a meeting of the Committee which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Committee) finding that, in the good faith opinion of the Committee, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

                  7.2   Date of Termination. "Date of Termination," with respect
                        -------------------
to any purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, fifteen (15) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such fifteen (15) day period), and
(ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than fifteen (15) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than thirty (30) days, respectively, from the date such Notice of Termination is given).

                  8.  No Mitigation. The Company agrees that, if the Executive's
                      -------------
employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof. Further, except as specifically provided in this Section 8 and Section 6.1(B) hereof, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise. Notwithstanding anything herein to the contrary, if the Executive's employment is terminated by the Executive with Good Reason during the sixty (60) day period following the first anniversary of a Change in Control as described in the last sentence of the first paragraph of Section 15(Q) hereof for reasons which would not otherwise constitute Good Reason, payments provided in subsection (A) of
Section 6.1 hereof and in Section 6.2 hereof shall be reduced by any Retention Payment previously paid under the Immunex Corporation Retention Plan.

                  9.  Successors; Binding Agreement.
                      -----------------------------

                  9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption and agreement upon or prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate his employment with the Company and receive compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

                  10.   Notices. For the purpose of this Agreement, notices and
                        -------
all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                   To the Company:

                               Immunex Corporation

                              51 University Street

                         Seattle, Washington 98101-2936

                           Attention: General Counsel

                  11.   Miscellaneous. No provision of this Agreement may be
                        -------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and any authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Except for the Immunex Corporation Retention Plan (which remains in full force and effect), this Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party including the Immunex Corporation Leadership Continuing Policy. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

                  12.   Validity.  The invalidity or unenforceability of any
                        --------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  13.   Counterparts.  This Agreement may be executed in several
                        ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14.  Settlement of Disputes. All claims by the Executive for benefits
              ----------------------
under this Agreement shall be directed to and determined by the Committee and shall be in writing. Any denial by the Committee of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Committee shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Committee a decision of the Committee within sixty (60) days after notification by the Committee that the Executive's claim has been denied. Notwithstanding the above, in the event of any dispute, any decision by the Committee hereunder shall be subject to a de novo review by a court or, if the Executive is a party to an arbitration agreement with the Company, by an arbitrator. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         15.  Definitions. For purposes of this Agreement, the following terms
              -----------
shall have the meanings indicated below:

         (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

         (B)  "Auditor" shall have the meaning set forth in Section 6.2 hereof.

         (C) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

         (D) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         (E)  "Board" shall mean the Board of Directors of the Company.

         (F) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Committee, which demand specifically identifies the manner in which the Committee believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Committee by clear and convincing evidence that Cause exists.

         (G) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (I) any Person, other than American Home Products Corporation, a Delaware corporation, or any of its Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                  (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) (i) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended or (ii) who is an Investor Director (as defined in the Amended and Restated Governance Agreement, dated as of December 15, 1992, among Lederle Oncology Corporation, American Cyanamid Company and the Company) nominated by American Home Products Corporation or any of its Affiliates pursuant to the terms of the Governance Agreement; or

                  (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other Person, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereto) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than American Home Products Corporation and its Affiliates) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

                  (IV) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

                  (V) American Home Products Corporation (together with its Affiliates) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 70% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

         (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (I)  "Committee" shall mean the Compensation Committee of the Board.

         (J) "Company" shall mean Immunex Corporation and, except in determining under Section 15(G) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         (K) "DC Pension Plan" shall mean any tax-qualified, supplemental or excess defined contribution plan maintained by the Company and any other defined contribution plan or agreement entered into between the Executive and the Company.

         (L)  "Date of Termination" shall have the meaning set forth in Section
7.2 hereof.

         (M) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

         (N) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (O) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

         (P) "Executive" shall mean the individual named in the first paragraph of this Agreement.

         (Q) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence, on or after the date of a Change in Control and without the affected Executive's express written consent which specifically references this Agreement, of (i) the assignment to the Executive of duties in the aggregate that are inconsistent with the Executive's level of responsibility immediately prior to the date of the Change in Control or any diminution in the nature or status of the Executive's responsibilities from those in effect immediately prior to the date of the Change in Control (including, without limitation, the Executive ceasing to be an executive officer of a public company); (ii) a reduction by the Company in the Executive's annual base salary, annual incentive compensation opportunity, or long term incentive compensation opportunity (including an adverse change in performance criteria or a decrease in the target amount of annual or long term incentive compensation) from that in effect immediately prior to the Change in Control; or (iii) the relocation of the Executive's principal place of employment or principal place of performance of Executive's duties to a location more than fifty (50) miles from the Executive's principal place of employment immediately prior to the date of the Change in Control. Notwithstanding the preceding sentence, any termination of employment by the Executive, whether voluntary or involuntary, for any reason or no reason, after the first anniversary of a Change in Control but within sixty (60) days following such anniversary shall be deemed to constitute a termination for Good Reason hereunder, provided that, for purposes of this sentence only, in determining whether a Change in Control has occurred pursuant to Section 15(G), any securities acquired by any Person directly from the Company shall not be included in the securities beneficially owned by such Person.

         For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist.

         (R) "Gross-Up Payment" shall have the meaning set forth in Section 6.2 hereof.

         (S)  "Notice of Termination" shall have the meaning set forth in
Section 7.1 hereof.

         (T) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company or any of its Affiliates (other than American Home Products Corporation or any of its Affiliates), (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         (U) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                  (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                  (III) any Person, other than American Home Products Corporation or any of its Affiliates, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                  (IV) the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

         (V) "Retention Payment" shall have the meaning set forth in the Immunex Corporation Retention Plan.

         (W) "Retirement" shall be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

         (X)  "Severance Payments" shall have the meaning set forth in Section
6.1 hereof.

         (Y) "Tax Counsel" shall have the meaning set forth in Section 6.2 hereof.

         (Z) "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

         (AA) "Total Payments" shall mean those payments so described in Section
6.2 hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 IMMUNEX CORPORATION



                                 By:____________________________________________
                                      Name:
                                      Title:


                                 _______________________________________________
                                                   Executive

                                 Address:



                                 _______________________________________________

                                 _______________________________________________

                                 _______________________________________________

                                 (Please print carefully)

                                                                       EXHIBIT A

                     WAIVER AND RELEASE OF CLAIMS AGREEMENT
                     --------------------------------------

         YOU HAVE BEEN ADVISED TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

         YOU HAVE [FORTY-FIVE] [TWENTY-ONE] DAYS AFTER RECEIVING THIS AGREEMENT TO CONSIDER WHETHER TO SIGN IT.

         AFTER SIGNING THIS AGREEMENT, YOU HAVE ANOTHER SEVEN DAYS IN WHICH TO REVOKE IT, AND IT DOES NOT TAKE EFFECT UNTIL THOSE SEVEN DAYS HAVE ENDED.

         In consideration of, and subject to, the payments to be made to me by Immunex Corporation ("Immunex") or any of its subsidiaries, pursuant to the Severance Agreement between me and Immunex Corporation dated as of December 16, 2001 (the "Agreement"), which I acknowledge that I would not otherwise be entitled to receive, I hereby waive any claims I may have for employment or re-employment by Immunex or any subsidiary or parent of Immunex after the date hereof, and I further agree to and do release and forever discharge Immunex or any subsidiary or parent of Immunex and their respective past and present officers, directors, shareholders, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to my employment with Immunex or any subsidiary or parent of Immunex or the termination thereof, including, but not limited to, wrongful discharge, breach of contract, tort, fraud, the Civil Rights Acts, Age Discrimination in Employment Act, Employee Retirement Income Security Act, Americans with Disabilities Act, or any other federal, state or local legislation or common law relating to employment or discrimination in employment or otherwise.

         Notwithstanding the foregoing or any other provision hereof, nothing in this Waiver and Release of Claims Agreement shall adversely affect (i) my rights under the Agreement and under the Immunex Corporation Retention Plan; (ii) my rights to benefits other than severance benefits under plans, programs and arrangements of Immunex or any subsidiary or parent of Immunex; or (iii) my rights to indemnification under any indemnification agreement, applicable law and the certificates of incorporation and bylaws of Immunex and any subsidiary or parent of Immunex, and my rights under any director's and officer's liability insurance policy covering me.

         I acknowledge that I have signed this Waiver and Release of Claims Agreement voluntarily, knowingly, of my own free will and without reservation or duress, and that no promises or representations, written or oral, have been made to me by any person to induce me to do so other than the promise of payment set forth in the first paragraph above and Immunex's acknowledgment of my rights reserved under the second paragraph above.

         I understand that this release will be deemed to be an application for benefits under the Agreement, and that my entitlement thereto shall be governed by the terms and conditions of the Agreement, and I expressly hereby consent to such terms and conditions.

         I acknowledge that I have been given not less than [forty-five (45)] [twenty-one (21)] days to review and consider this Waiver and Release of Claims Agreement, and that I have had the opportunity to consult with an attorney or other advisor of my choice and have been advised by Immunex to do so if I choose. I may revoke this Waiver and Release of Claims Agreement seven days or less after its execution by providing written notice to Immunex.

         Finally, I acknowledge that I have carefully read this Waiver and Release of Claims Agreement and understand all of its terms. This is the entire agreement between the parties and is legally binding and enforceable.

         This Waiver and Release of Claims Agreement shall be governed and interpreted under federal law and the laws of Washington.

         I knowingly and voluntarily sign this Waiver and Release of Claims Agreement.

Executive:                                           IMMUNEX CORPORATION


________________________                    By:  _________________________

                                            Title:  ______________________